UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2009

QSGI INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32620 (Commission File Number)	13-2599131 (IRS Employer Identification Number)

400 Royal Palm Way, Palm Beach, FL 33480 (Address of Principal Executive Office)
Registrant’s telephone number, including area code: (561) 835-9757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.03 Bankruptcy or Receivership

(a)
On August 11, 2009, QSGI INC. ("the Registrant") wrote to the United States Securities and Exchange Commission requesting a modification of the reporting requirements of the Securities Exchange Act of 1934 as they apply to the Registrant.  The Registrant is seeking alternative methods to report the 10-Q filings until the Registrant's emergence from its bankruptcy proceedings.  A copy of the letter is attached as Exhibit #1.

(b)
In accordance with the modified reporting requirements of the Securities Exchange Act of 1934, the Registrant is filing the documents that were reported to the bankruptcy court on August 18, 2009.  A copy of the documents is attached as Exhibit #2.

(c)
The Registrant signed a Debtor in Possession financing agreement with Victory Park Credit Opportunities Master Fund, LTD for $500,000 with authorization to increase the commitment by up to $250,000 (for a total commitment of up to $750,000) in the lenders sole discretion.  A copy of the agreement is attached as Exhibit #3.

ITEM 9.01	Financial Statements and Exhibits

(d)	The following exhibits are being filed or furnished with this report:

Exhibit 99.1
a. Text of the letter issued by the Registrant to the United States Securities and Exchange Commission dated August 11, 2009 requesting modification of the reporting requirements of the Securities Exchange Act of 1934.

Exhibit 99.2	a. Copy of the Financial Statement Reports and information filed with the Bankruptcy Court on August 18, 2009.
Exhibit 99.3	a. Copy of the Debtor in Possession financing agreement with Victory Park Credit Opportunities Master Fund, LTD.

1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSGI INC.

Date: September 1, 2009	By:	/S/ Edward L. Cummings
Edward L. Cummings
Vice President Finance